                                                                      Exhibit 11

                               AEP INDUSTRIES INC.
        COMPUTATION OF THE WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
                   For the Three Months Ended January 31, 1995



                                                                           Number of             Days           Weighted Average
                                              Shares of                      Days                 In            Number of Shares
                                            Common Stock                  Outstanding           Period             Outstanding
                                            ------------                  -----------           ------          ----------------

         1995
-----------------------
November 1 - January 31                       7,367,921                                                             7,367,921
Shares Issued:
December 7                                        2,400                        56                  92                   1,461
December 19                                         600                        44                  92                     287
January 1                                         4,652                        31                  92                   1,568
January 24                                        3,000                         8                  92                     261
January 24                                        1,500                         8                  92                     130
                                              ---------                                                             ---------

                                              7,380,073                                                             7,371,628
                                              ---------                                                             ---------
                                              ---------                                                             ---------

 1994
-----------------------
November 1 - January 31                       7,317,014                                                             7,317,014
Shares Issued
November 23                                       1,500                        70                  92                   1,140
November 24                                         400                        69                  92                     300
December 2                                        1,500                        61                  92                     995
December 22                                         800                        41                  92                     357
January 27                                        7,500                         5                  92                     408
January 31                                          300                         1                  92                       3
                                              ---------                                                             ---------

                                              7,329,014                                                             7,320,217
                                              ---------                                                             ---------
                                              ---------                                                             ---------
